Exhibit 10.24

NON-COMPETITION, NON-SOLICITATION
AND CONFIDENTIALITY AGREEMENT

                THIS AGREEMENT is made as of this 20th day of February, 2003, between United Community Banks, Inc., on its own behalf and on behalf of its subsidiaries, predecessors and successors (collectively the “Company”), and Henry S. Bishop, (the “Employee”).

                WHEREAS, the Company is purchasing First Georgia Bank (the “Bank”).

                WHEREAS, in connection with the sale of the Bank, Employee’s employment with the Bank is ending pursuant to that certain Change in Control Agreement dated November 18, 2002 (Change in Control Agreement”) attached hereto as Exhibit “A”.

                WHEREAS, in the Change in Control Agreement, Employee contractually agreed to refrain from certain competitive activities for a period of twelve months.

                WHEREAS, as part of the sale of the Bank to the Company, the surviving provision of the Change in Control Agreement will be assigned to the Company and inure to the benefit of the Company.

                WHEREAS, Employee and the Company desire to enter into this Agreement pursuant to which Employee agrees to extend the time periods during which he will refrain from certain competitive activities for one year following the expiration of those terms in the Change in Control Agreement.

                WHEREAS, Employee’s execution and delivery of this Agreement is a condition precedent to receiving the consideration outlined below.

                NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

  Extension of Change in Control Agreement.  The parties agree to extend the term of Paragraphs 4, 5, and 6 of the Change in Control Agreement from one year to three years from the execution of this Agreement.

  Consideration.  The Company will pay Employee One Hundred Thousand ($100,000.00) in the lump sum payment following the execution of this Agreement.  This payment is consideration for the extension of the term of Paragraphs 4, 5, and 6 of the Agreement.

  Remedies.  The Employee agrees that, in addition to all remedies provided by law or in equity, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Employee of the covenants in Sections 4, 5 and 6 of the Change of Control Agreement and Paragraph 1 of this Agreement.

  Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be adjudicated through binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The decision of the arbitration panel shall be final and binding upon the parties and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction.  The Company and the Employee agree to share equally the fees and expenses associated with the arbitration proceedings, except as otherwise provided by Section 5 below.  [Employee must initial here: ____]

  Notice.  All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by written notice to the other parties):

If to the Company at:
If to the Employee, to the Employee at:
  Headings. Paragraphs or other headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Entire Agreement.  This Agreement contains the entire understanding of the parties, with the exception of the Change in Control Agreement, with respect to the subject matter hereof.

  Severability.  In the event that one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

  Governing Law.  To the full extent controllable to stipulation of the parties, this Agreement shall be interpreted and enforced under Georgia law.

  Amendment.  This Agreement may not be modified, amended, supplemented or terminated except by a written agreement between the Company and the Employee.

                IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date and year first above written.

THE COMPANY: UNITED COMMUNITY BANKS, INC By: /s/ Thomas C. Gilliland Print Name: Thomas C. Gilliland Title: Executive Vice President EMPLOYEE: /s/ Henry S. Bishop Henry S. Bishop

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